                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SUFFOLK BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              SUFFOLK BANCORP
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

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---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [SUFFOLK BANCORP LOGO]

                              6 WEST SECOND STREET
                           RIVERHEAD, NEW YORK 11901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 8, 1996

To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the "Company"), will be held at the FOX HILL GOLF & COUNTRY CLUB, Oakleigh Avenue, Baiting Hollow, New York, on Tuesday, April 9, 1996 at 1:00 P.M. for the purpose of considering and voting upon the following matters:

     1. The election of three directors to hold office for a term of three years, such terms to extend until their successors have been duly elected and qualified.

     2. Amending the Certificate of Incorporation to increase the authorized shares of Common Stock from 7,500,000 to 15,000,000 and authorization of the issuance of 1,000,000 shares of Preferred Stock.

     3. The approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1996.

     4. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          DOUGLAS IAN SHAW
                                          Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

                                SUFFOLK BANCORP
                              6 WEST SECOND STREET
                           RIVERHEAD, NEW YORK 11901

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 9, 1996

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the "Company"), of proxies to be voted at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 9, 1996 at the Fox Hill Golf & Country Club, Oakleigh Avenue, Baiting Hollow, New York. This proxy statement and the form of proxy are first being sent to shareholders on March 8, 1996. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy.

     Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of the Company as well as those of The Suffolk County National Bank (the "Bank") and Island Computer Corporation of New York which are wholly owned subsidiaries of the Company, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. Proxies may also be solicited by Georgeson and Co., a proxy solicitation firm retained by the Company. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company's common stock. The Company will bear all costs of soliciting proxies.


     As of March 1, 1996, there were 3,379,309 shares of common stock, $5.00 par value, of the Company outstanding. Only holders of record of such stock at the close of business on March 1, 1996 are entitled to notice of and to vote at the annual meeting. Each shareholder of record on that date is entitled to one vote for each share held.


SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the proxy statement and considered at the annual meeting must be submitted on a timely basis. Proposals for the 1997 annual shareholders' meeting must be received by the Company at its principal executive offices no later than November 8, 1996. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

ITEM 1.  ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO
         DIRECTORS AND OFFICERS (ITEM 1 ON PROXY CARD)

     The first item to be acted upon at the meeting of shareholders is the election of three directors to hold office for three years, and until their successors shall have been duly elected and qualified.

     The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. At present, the Board has fixed the number of directors at ten. The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

     All proxies which are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the three nominees listed below. All proxies received will be voted in accordance with specific instructions contained therein. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. Each of the three nominees has consented to being named in this proxy statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other seven members of the Board of Directors, who are listed on the next page, are currently expected to continue to serve on the Board until their respective terms expire.

     The following information is provided with respect to the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE


                                                                                                          SHARES OF
                                                                                                        COMMON STOCK
                                     POSITION                                    SERVED AS   PRESENT        OWNED
                                   AND OFFICES         BUSINESS EXPERIENCE       DIRECTOR     TERM     BENEFICIALLY AT   % OF
         NAME(1)           AGE     WITH COMPANY       DURING PAST 5 YEARS(2)       SINCE     EXPIRES      3/1/96(4)      CLASS
-------------------------  ---   ----------------  ----------------------------  ---------   -------   ---------------   -----
NOMINEES FOR A TERM OF
  THREE YEARS:
Bruce Collins              65    Director          Superintendent of Public         1994       1996          6,556       0.19 %
                                                   Works
                                                   Village of East Hampton, New
                                                   York
Joseph A. Deerkoski        60    Director          President, See Neefus, Inc.      1987       1996         17,549       0.52 %
                                                   (general insurance)
Edward J. Merz             64    President,        President and Chief              1984       1996         12,598       0.37 %
                                 Chief Executive   Executive Officer, The
                                 Officer and       Suffolk County National
                                 Director          Bank; Chairman & Director,
                                                   Island Computer Corporation
                                                   of New York, Inc.(3)
DIRECTORS CONTINUING IN
  OFFICE:
Hallock Luce 3rd           74    Director          Director, Lupton & Luce,         1984       1997         47,470       1.40 %
                                                   Inc.
                                                   (general insurance)
Raymond A. Mazgulski       72    Chairman and      Chairman, The Suffolk County     1984       1997          8,041       0.24 %
                                 Director          National Bank
Peter Van de Wetering      64    Director          President, Van de Wetering       1985       1997         19,459       0.58 %
                                                   Greenhouses (wholesale
                                                   nursery)
Edgar F. Goodale           42    Director          President, Riverhead             1989       1998          5,157       0.15 %
                                                   Building Supply, Inc.
J. Douglas Stark           64    Director          President, Stark Mobile          1984       1998         40,391       1.20 %
                                                   Homes, Inc. (manufactured
                                                   housing community)
Howard M. Finkelstein      65    Director          Partner, Smith, Finkelstein,     1984       1998         26,964       0.80 %
                                                   Lundberg, Isler, and
                                                   Yakaboski (attorneys and
                                                   general counsel for the
                                                   Bank) Director, Island
                                                   Computer Corporation
John J. Raynor             47    Director          President, John J. Raynor        1994       1998          4,080       0.12 %
                                                   P.E. & L.S., P.C. (civil
                                                   engineering/surveying)
                                                   Director, Island Computer
                                                   Corporation

---------------
(1) All of the nominees and all of the directors continuing in office are also directors of the Bank. Of the nominees and directors continuing in office, only Edward J. Merz has been, within the Company's last fiscal year, an executive officer of the Company.

(2) The business experience of each director during the past five years was that typical of a person engaged in the principal occupations for that period listed for each. Each of the directors has held the same or another executive position with the same employer during the past five years.

(3) Island Computer Corporation of New York, Inc. is a bank service corporation wholly owned by Suffolk Bancorp which supplies computer services to banks. Its Board of Directors consists of directors of Suffolk Bancorp and officers of The Suffolk County National Bank.


(4) Included are the following shares in which directors disclaim beneficial ownership: Joseph A. Deerkoski -- 3,792 shares owned by Patricia B. Deerkoski, wife; Howard M. Finkelstein -- 5,481 shares owned by Deonne C. Finkelstein, wife; J. Douglas Stark -- 9,645 shares owned by Michele Stark, daughter, and -- 8,394 shares owned by Tracy Stark, daughter.

     The primary business of the Company is the operation of The Suffolk County National Bank. The directors of the Company met fourteen times during the fiscal year ended December 31, 1995, and its Audit Committee met three times. The Board of The Suffolk County National Bank met thirteen times, and its Personnel Committee met three times in 1995. No director attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees.

     The Boards of the Company and the Bank have standing Audit and Personnel Committees composed as follows:

          The Audit Committee consists of Messrs. J. Douglas Stark, Hallock Luce 3rd, Joseph A. Deerkoski, Edgar F. Goodale, and John J. Raynor. This committee reviews the internal audit controls and procedures and the financial affairs of the Company and the Bank, and reports the results to the Board. Additionally, the committee reviews the certified examination prepared by the independent auditors who also provide certain tax preparation services.

          The Personnel Committee consists of Messrs. Hallock Luce 3rd, J. Douglas Stark, Joseph A. Deerkoski, and Howard M. Finkelstein. This committee, at least annually, reviews salaries, benefits and employment policies of the Company and the Bank and makes recommendations to the Board.

     The Company does not have a Nominating Committee.

COMPENSATION

REPORT OF THE PERSONNEL COMMITTEE

     The Company's Personnel Committee serves as its Compensation Committee. It consists of four non-employee Directors as well as the Chairman of the Board, Raymond A. Mazgulski, and President, Edward J. Merz. Members of the Bank's management staff attend Committee meetings regularly to furnish information regarding personnel policies and programs along with related costs. Management's presence on this Committee provides an integral component in the development and continuance of important benefit plans and appropriate compensation levels. Discussions held by the Committee with management in attendance insure that decisions affecting both shareholder return and Bank operations are made diligently. The Committee was established to review, at least annually, the salaries, benefits, and employment policies of the Bank and then make recommendations to the full Board.

COMPENSATION POLICY

     It is the Company's policy to compensate individuals at fair and competitive levels to encourage them to work to the benefit of our shareholders. It is to this end that the Company has established a program which links employees' remuneration to demonstrated and measurable performance goals. These goals are aligned with corporate philosophy and the annual business plan. The performance of an employee is reviewed individually. However, the individual's impact on overall corporate success is also weighed. Leadership, presence in community, and loyalty to the company are other factors. The Company continues to attract and maintain qualified staff. The Company, through the use of incentives, competitive salaries, and direct ownership, rewards these individuals for their on-going commitment to our shareholders. Management remains diligent in its pursuit of new and innovative ways to determine compensation.

COMPONENTS OF COMPENSATION

     The Committee examines annually three components of compensation: Base salary, Executive Incentive (Bonus), and Long Term Incentive. The Company uses base salary ranges for all employees, with the exception of the President and Executive Vice Presidents. The ranges have been determined by regional salary surveys, industry guides, and regional economic conditions. Comparisons to compensation at similar companies are made regularly. Information gained from membership in regional banking organizations also permit valuable comparisons. The Company also participates in comparison surveys conducted by independent consulting firms which provide additional information in return. The second component of executive compensation is the Executive Officer Incentive Program (Bonus). This program rewards key individuals who have successfully contributed to the Company's profitability during the business year. Over the years, different methodologies have been employed to determine these awards. Recent methods have included a strict formula of net earnings, pro-rata by base salary and ratings matrices based on individual performance and position. The

Company is investigating alternatives and has retained an outside consulting firm. Long-term Incentives in the form of stock options have been used in prior years. The Committee acknowledges the value of using such incentives as they tie the executives' interest to the shareholders'. Executive compensation, in general, is to provide the incentive to increase the net worth of the Company, and ultimately shareholder wealth. The Committee will continue to consider this form of compensation for future discussions. It should also be noted that the Company has no long term contracts in effect for its Executive Officers other than such contracts as would become effective only if a change in control of the Company occurs.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     To assess the appropriate form and amount of compensation, the Committee evaluates the performance of the Company and the C.E.O.'s individual contribution to that performance. In evaluating the Company, the Committee considers return on stockholders' equity, return on assets, the quality and quantity of assets, operating efficiency, growth in earnings and earnings-per-share, and the market price of the Company's common stock. The C.E.O.'s individual performance is evaluated on the basis of the quality of oversight, and the development of strategy. The Company's operating results and market performance are compared quarterly to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The C.E.O.'s compensation is compared annually to selected regional competitors operating in the state of New York. The Committee then makes an estimation in awarding base salary, cash bonus, and stock options.

CONCLUSION

     The Committee believes that the compensation awarded to the Company's senior executives is appropriate given the Company's performance and the performance of individual executives. Submitted by:

    Hallock Luce 3rd, Chairman of the Personnel Committee           J. Douglas Stark
    Joseph A. Deerkoski                                             Howard M. Finkelstein


     The following table sets forth the cash compensation paid to the CEO and each of the four highest paid executive officers of the Company whose salary and bonus exceeded $100,000 as accrued for the fiscal year ended December 31, 1995.


                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                        --------------------------------
                                                                          AWARDS
                                                                        ----------    PAYOUTS
                                     ANNUAL COMPENSATION                             ----------
                           ----------------------------------------        (f)
                                                           (e)          RESTRICTED      (g)        (h)          (i)
(a)                                 (c)        (d)     OTHER ANNUAL       STOCK       OPTIONS/    LTIP       ALL OTHER
        NAME AND            (b)    SALARY     BONUS    COMPENSATION      AWARD(S)       SARS     PAYOUTS   COMPENSATIONS
   PRINCIPAL POSITION      YEAR     ($)        ($)         ($)             ($)          (#)        ($)        ($)(1)
-------------------------  -----  --------   -------   ------------     ----------   ----------  -------   -------------
Edward J. Merz...........   1995  $254,410   $24,000     n/a              n/a               n/a   n/a         $ 1,800
President and               1994   247,000    30,000     n/a              n/a               n/a   n/a           1,847
Chief Executive Officer     1993   235,000    41,000     n/a              n/a             2,062   n/a             n/a
Victor F. Bozuhoski,
  Jr. ...................   1995  $140,012   $12,000     n/a              n/a               n/a   n/a         $ 1,400
Executive Vice President,   1994   132,000    15,000     n/a              n/a               449   n/a           1,400
Treasurer,                  1993   123,550    20,000     n/a              n/a             1,026   n/a             n/a
and Chief Financial
  Officer
Ronald M. Krawczyk.......   1995  $130,000   $12,000     n/a              n/a               n/a   n/a         $   520
Executive Vice President    1994   130,000    11,250     n/a              n/a               n/a   n/a             260
Augustus C. Weaver.......   1995  $118,831   $ 9,600     n/a              n/a               n/a   n/a             n/a
President, Island
  Computer                  1994   113,619    15,000     n/a              n/a               n/a   n/a             n/a
                            1993   109,200    20,165     n/a              n/a         1,091/264   n/a             n/a
John F. Hanley...........   1995  $113,492   $12,000     n/a              n/a               n/a   n/a         $ 1,506
Executive Vice President    1994   108,501    15,000     n/a              n/a               n/a   n/a             988
& Chief Administrative      1993   100,276    20,000     n/a              n/a           936/417   n/a             n/a
Officer

---------------
(1) Includes (a) above-market or preferential earnings on deferred compensation, and (b) company contributions to 401(K) plan.

STOCK OPTION AND OTHER PLANS

     The Company has in effect two stock option plans for its employees and employees of its subsidiaries. The plans are an incentive stock option plan (the "Incentive Stock Option Plan") and a non-qualified stock option plan (the "Non-Qualified Plan"). Under the Plans, options to purchase up to 330,000 shares of Common Stock may be issued. As of March 1, 1996, options for 313,503 shares remain to be granted. No options were granted in 1995 to the persons named in the summary compensation table.

     Under the Plans, key employees are granted options to purchase Common Stock of the Company at a price equal to the fair market value of the shares on the date that the option is granted. Almost all of the Company's 400 employees could qualify as key employees. The Personnel Committee of the Board of Directors determines the optionee, the number of shares covered by the options, and the exercise price of options granted under the Plans. When granted, options expire after a time determined by the Personnel Committee, but in no event longer than ten years, or on termination of the employment of the optionee unless the termination resulted from death, disability, or retirement. In those events, the option expires in two years, one year, and three months after termination of employment, respectively. The exercise price may be paid either in cash or by delivery of shares of the Company's Common Stock, valued at the market price. Optionees may also be given stock appreciation rights in connection with the option. The Personnel Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. Copies of the Plans are available upon shareholder request.

     During 1995, executive officers acquired no shares on exercise, and no value was realized. At fiscal year-end 1995, there were no unexercised options or stock appreciation rights, and therefore there was no value to unexercised in-the-money options or stock appreciation rights.

COMPENSATION PURSUANT TO PLANS

     The Company has a defined-benefit pension plan. It is the only form of contingent remuneration. It is non-contributory and is applicable to all officers and employees after one year of service and attainment of age 21. Annual Retirement Allowance is equal to 1 3/4 percent of Average Compensation times Creditable Service up to 35 years, plus 1 1/4 percent of Average Compensation times Creditable Service in excess of 35 years (up to 5 such years), less .49% of the Final Three Year Average Compensation (limited to Covered Compensation) times Creditable Service up to 35 years. "Average Compensation" is the average of compensation during the five consecutive years of employment affording the highest such average. "Covered Compensation" is the average of the Social Security taxable wage base for the 35 years ending with the year an individual attains Social Security Retirement Age. Vesting is 100% after five years of service from employment. The total pension plan expense for all officers and employees for 1995 was $486,357.

     In addition to the pension plan, the Company adopted a supplemental deferred compensation retirement benefit for Mr. Merz by establishing a trust which was funded by the transfer and surrender of a life insurance policy covering his life having a value of $91,811, and by three payments of $20,000 each in 1994, 1995 and 1996, which sums will purchase a variable retirement annuity.

     The following table presents the estimated retirement benefits payable under the Plan based on selected compensation amounts and years of service, after deducting Social Security Benefits. Only those directors who are also executive officers of the Company participate in the plan.


                APPROXIMATE ANNUAL RETIREMENT BENEFITS BASED ON
           AVERAGE ANNUAL EARNINGS FOR HIGHEST FIVE CONSECUTIVE YEARS

                   YEARS OF CREDITABLE SERVICE
ANNUAL AVERAGE     ----------------------------
 COMPENSATION        15         25         35
--------------     ------     ------     ------
   $ 50,000        11,220     18,700     26,180
    100,000        24,345     40,575     56,805
    150,000        37,470     62,450     87,430
    200,000        37,470     62,450     87,430
    228,860        37,470     62,450     87,430
    254,410        37,470     62,450     87,430

     The single plan maximum benefit limit under Internal Revenue Code Section 415 as of January 1, 1995, $120,000 ($117,073 under the Normal Form of Payment for a Single Participant), is reflected in the benefits. The maximum annual compensation allowed under a qualified plan, $150,000 for 1995, is also reflected in the calculations.

                                                                                                     YEARS OF
     NAME OF OFFICER                           CAPACITIES IN WHICH SERVED                       CREDITABLE SERVICE
-------------------------    ---------------------------------------------------------------    ------------------
Edward J. Merz               President & Chief Executive Officer                                        20
John F. Hanley               Executive Vice President & Chief Administrative Officer                    24
Victor F. Bozuhoski, Jr.     Executive Vice President, Treasurer, & Chief Financial Officer             30
Ronald M. Krawczyk           Executive Vice President                                                   11
Augustus C. Weaver           President, Island Computer                                                  9


     Directors and executive officers of the Company and the Bank, who as a group total 18, beneficially own 209,490 shares of common stock which is 6.20 percent of the outstanding shares of common stock of the Company as of March 1, 1996.


                   BENEFICIAL INTEREST OF EXECUTIVE OFFICERS


                                                                       # OF BENEFICIALLY   % OF TOTAL SHARES
          NAME                           POSITION HELD                   OWNED SHARES         OUTSTANDING
-------------------------  ------------------------------------------  -----------------   -----------------
Edward J. Merz             President, CEO and Director                       12,598               0.37%
Victor F. Bozuhoski, Jr.   Executive Vice President Treasurer and CFO         4,072               0.12%
Ronald M. Krawczyk         Executive Vice President                           8,589               0.25%
Augustus C. Weaver         President, Island Computer                           826               0.02%
John F. Hanley             Executive Vice President & CAO                     2,594               0.08%


EMPLOYMENT CONTRACTS

     The Company has entered into agreements with ten employees, including Messrs. Merz, Bozuhoski, Krawczyk, Weaver, and Hanley. These agreements provide for certain benefits in the event of an involuntary termination of the employee within three years of a "change in control" of the Company or a voluntary termination by the employee within three years of a "change of control" if there has been a material change in the employee's salary, function, duties or responsibilities which causes the employee's position to be of less dignity, responsibility, importance, or scope than it was immediately prior to the "change of control," or if there is a significant change in geographic location of the employee's place of employment. Under the agreements, a "change of control" occurs if (i) any individual, entity or group acquires 25 percent or more of the Company's common stock or the outstanding voting securities of the Company; (ii) the existing directors of the Company and directors approved in the future by a majority of the existing directors and their approved successors ("Incumbent Directors") cease to comprise a majority of the directors of the Company; (iii) a reorganization, merger, or consolidation of the Company or sale or other disposition of all the Company's assets is consummated; or (iv) the shareholders of the Company approve its liquidation or dissolution. An acquisition by a corporation otherwise described in (i) above and the events described in (iii) above do not comprise a "change of control" when or if (a) the holders of 60 percent of the Company's common stock and voting securities own substantially the same proportion of common stock and voting securities of the corporation resulting from such event;
(b) no person, entity, or group owns 25 percent or more of the common stock or voting securities of the resulting corporation except to the extent that such ownership existed prior to the event; and (c) a majority of the directors of the Board of the resulting corporation are currently Incumbent Directors or are Incumbent Directors at the time of action by the Board approving such event. After an "event of termination," pursuant to the agreement, an employee shall be entitled to a monthly payment in the amount of his or her monthly rate of salary immediately prior to such "event of termination" plus 1/12th of all bonuses paid to the employee in the 12 preceding months. In addition, the employee shall be entitled to receive the Company's health benefits during the benefit period. Such payments and benefits shall continue for up to 36 months. These payments and benefits will be reduced by the amount of salary and benefits the employee receives from other employment during the benefit period. The agreements are effective for any "change of control" taking place prior to January 1, 2000.

DIRECTORS' COMPENSATION

     With the exception of directors' fees described below, directors of the Company are not compensated in any way for their services. All directors of the Bank receive an annual fee of $16,000 for their services. All directors of the Bank, except Messrs. Mazgulski and Merz, also receive $800 per meeting of the Finance Committee and $650 per meeting of any other committee or Island Computer Corporation of which each may be a member.

     The Company maintains a Directors' Deferred Compensation Plan, under which a director may defer receipt of 50% or 100% of all fees earned by him as a director of the Bank for five years or ten years or until retirement or age 70. During the deferral period, amounts deferred earned interest at 2% over the Bank's money market rate.

     Upon the merger of Hamptons Bancshares, Inc. into Suffolk Bancorp, the Company assumed the retirement plan for the directors of Hamptons Bancshares, Inc., which had been established in 1988, and covered ten directors who had served for at least seven consecutive years including Messrs. Collins and Raynor. These directors, upon attaining age 70, will receive a benefit of $833 per month payable for 120 months, and for which the Company contributes the sum of $8,000 per month.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

     Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect to loans of $60,000 or more, and it is anticipated that such persons and their associates will continue to be customers of and indebted to the Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. At present, none of these loans to nominees, directors, executive officers, or their associates is non-performing.

     Outside of normal customer relationships, none of the directors or officers of the Company or their associates currently maintains or has maintained within the past 12 months any significant business or personal relationship with the Company or the Bank other than such as arises by virtue of position or ownership interest in the Company or the Bank except for the following: The law firm of Smith, Finkelstein, Lundberg, Isler & Yakaboski, of which Director Finkelstein is a partner, has been employed by the Bank during the past fiscal year as general counsel and was paid $131,029 for this and litigation. It is anticipated that the Bank will employ this law firm on a similar basis in the future. The insurance firm of See Neefus, Inc., in which Director Deerkoski has an equity interest, was paid $196,468 for insurance premiums on various commercial and liability policies.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

     To the knowledge of the Company, the table below presents the total number of shares and percent beneficially owned by shareholders who own more than five percent of the Company's common stock as of March 1, 1996:


                                                  AMOUNT, NATURE AND PERCENT
  TITLE OF            NAME AND ADDRESS            OF BENEFICIAL OWNERSHIP OF
    CLASS            OF BENEFICIAL OWNER                    CLASS
-------------    ---------------------------    ------------------------------
Common Stock     Tweedy Browne Company L.P.     190,801       (Direct)       5.65
                 52 Vanderbilt Avenue
                 New York, New York 10017


TOTAL RETURN TO SHAREHOLDERS

     The following table compares the total return to shareholders of Suffolk Bancorp with the NASDAQ Market Index, and a group of 164 national commercial banks, both of which Suffolk Bancorp is a part.


      Measurement Period            Suffolk      Industry In-
    (Fiscal Year Covered)           Bancorp           dex        Broad Market
1990                                       100             100             100
1991                                    127.06          158.08          128.38
1992                                    290.55          219.52          129.64
1993                                    345.02          244.58          155.50
1994                                    401.74          240.59          163.26
1995                                    547.97          382.25          211.77


                    ASSUMES $100 INVESTED ON JANUARY 1, 1991
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1995


ITEM 2. DIRECTORS' PROPOSAL TO AUTHORIZE INCREASE IN NUMBER OF SHARES (ITEM 2 ON PROXY CARD)

     The Board of Directors recommends an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares from 7,500,000 shares, consisting of 7,500,000 common shares having a par value of $5.00 per share ("Common Stock"), to 16,000,000 shares, consisting of 15,000,000 shares of Common Stock and 1,000,000 preferred shares having a par value of $5.00 per share, with such rights, preferences, and limitations as the Board of Directors may determine from time to time ("Preferred Stock"). At March 1, 1996, approximately 3,379,309 shares of Common Stock were issued and outstanding.

     The Company has no present plans, understandings, or agreements for the issuance or use of the proposed shares of Preferred Stock or additional shares of Common Stock. However, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of the Common Stock or Preferred Stock, without the expense and delay of a special shareholders' meeting, in connection with future equity financing, opportunities for expanding the business through investment or acquisitions, shareholder rights plans, management incentive and employee benefit plans, and sales to employee savings plans and dividend reinvestment and stock purchase plans, stock dividends, and for other purposes.

     Authorized but unissued shares of the Company's Common Stock and the Company's Preferred Stock may be issues at such times, for such purposes and for such consideration as the Board of Directors may deem to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable law or stock exchange policies.

     Although the Board of Directors has no current intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued, by action of the Board of Directors without further action by the shareholders, in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company if the Board of Directors were to determine that such an attempt was not in the best interests of the Company, it's shareholders or other constituencies. For example, additional shares of Common Stock or Preferred Stock could be sold in private placement transactions to persons, groups or entities who are considered by the Board of Directors to support the incumbent Board of Directors or the current management, to the extent permissible under applicable law, thereby diluting the voting strength of any person or entity seeking to obtain control of the Company. Issuance of additional shares would also have the effect of diluting the percentage voting power of existing shareholders and, depending on the consideration for which the shares were issued, could dilute earnings per share.

     The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any takeover measures.

RELATIONSHIP WITH CERTAIN PRESENT PROVISIONS

     The proposed amendment should be considered together with certain other features of the Company's Certificate of Incorporation and By-Laws which may have anti-takeover effects.

CLASSIFICATION OF THE BOARD OF DIRECTORS


     Section 2 of Article SIXTH of the Certificate of Incorporation and Section 3 of Article III of the By-Laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. One class of directors is elected each year for a three-year term. The classification of directors has the effect of making it more difficult to change the composition of the Board of Directors. At least two shareholder meetings, instead of one, are required to effect a change in a majority of the Board of Directors.


REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS


     Section 5 of Article SIXTH of the Certificate of Incorporation and Section 6(b) of Article III of the By-Laws provide that any director or the entire Board of Directors may be removed at any time, but only for cause. Section 4 of Article SIXTH of the Certificate of Incorporation and Section 6(a) of Article III of the By-Laws provide that a vacancy on the Board of Directors, including as a result of newly created directorships, shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one director remains, or by the majority of votes of the remaining directors of the other classes if there is no remaining member of the class in which then vacancy occurs.

NOTICE OF SHAREHOLDER NOMINATION FOR DIRECTOR

     Section 4 of Article III of the By-Laws provides that nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Such provisions of the By-Laws further provided that nominations, other than those made by or on behalf of the existing Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such shareholder's advanced notice must set forth certain information concerning such shareholder and his nominees.

SECTION 912 OF THE NEW YORK BUSINESS CORPORATION LAW

     Section 912 of the New York Business Corporation Law regulates certain transactions, including mergers, other business combinations and similar transactions between the Company and an "interested shareholder" (a beneficial owner, or an associate or affiliate thereof, of 20% or more of the Company's outstanding voting stock as described in Section 912) and may have the effect of discouraging a non-negotiable bid or proposal to acquire the Company. In general, Section 912 prohibits New York corporations from engaging in business combinations with any interested shareholder for a period of five years following the date such shareholder crossed the 20% threshold, unless (i) such business combination or the crossing of the 20% threshold is approved by the corporation's board of directors prior to the crossing of the 20% threshold, or
(ii) such business combination meets certain minimum price and procedural requirements.

RIGHTS PLAN

     On October 23, 1995, pursuant to the adoption of a rights plan (the "Rights Plan"), the Board of Directors declared a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock. These Rights will expire in 2005 unless redeemed earlier and, initially, will trade with the Common Stock. The Rights are not presently exercisable and have no voting power. The Rights will detach from the Common Stock and become exercisable and entitle a holder to buy one-half of one share of the Common Stock at an exercise price of $70 if one of the following events occurs: (i) a person or group acquires 20% or more of the Common Stock, (ii) a person or group makes a tender offer for 20% or more of the Common Stock, or (iii) under certain circumstances, a person or group acquires 10% or more of the Common Stock. The exercise price of the Rights is adjustable to prevent dilution.

     If a person or group acquires 20% or more of the outstanding Common Stock, each Right will entitle its holder (other than such person or group) to purchase a number of shares of Common Stock having a market value of twice the exercise price of the Right. If the Company is acquired in a merger or other business combination by a person or group that has previously acquired 10% or more of the outstanding common Stock, each Right will entitle its holder to purchase a number of shares of common stock of the acquiring company having a market value of twice the exercise price of the Right.

     At any time after the acquisition by a person or group of 20% or more (but less than 50%) of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than those held by such person or group), in whole or in part, at an exchange ratio of one-half of one share of Common Stock per Right. Prior to the acquisition by a person or group of 10% or more of the outstanding Common Stock, and under certain circumstances after the acquisition by a person or group of 10% or more (but less than 20%) of the outstanding Common Stock, the Rights are redeemable for $.01 per Right at the option of the Board of Directors.

CONSIDERATION OF CONSTITUENCIES OTHER THAN SHAREHOLDERS

     Section 6 of Article SIXTH of the Certificate of Incorporation provides that the Board of Directors may oppose a tender offer for shares of the Company on the basis of factors other than economic benefit to shareholders such as: the impact the acquisition of control of the Company would have on the community; the effect of such acquisition upon employees, depositors and customers of the Company; and the reputation and business practices of the person or group making such tender offer. The Board of Directors is expressly permitted, but not required, to take into account the interests of such non-shareholder constituencies pursuant to Section 717(b) of the New York Business Corporation Law.

VOTE REQUIRED

     Pursuant to Article EIGHTH of the Certificate of Incorporation, the adoption of the proposed amendment of the Certificate of Incorporation to increase the number of authorized shares from 7,500,000 shares, consisting of 7,500,000 shares of Common Stock, to 16,000,000 shares, consisting of 15, 000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, will require the affirmative vote of the holders of seventy percent of the outstanding shares of Common Stock.

     Your Directors recommend a vote FOR the adoption of the proposed amendment of the Company's Certificate of Incorporation.

ITEM 3.  APPROVAL OF INDEPENDENT AUDITORS
         (ITEM 3 ON PROXY CARD)

     The Board of Directors has selected Arthur Andersen, LLP, independent auditors, to audit the financial statement of the Company for the fiscal year ending December 31, 1996, and recommends that shareholders vote for ratification of the appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that the change would be in the best interests of the Company and its shareholders. In the event shareholders vote against ratification, the Board will reconsider its selection.

     On June 26, 1995, the Company dismissed KPMG Peat Marwick as its principal independent accountant and engaged Arthur Andersen, LLP. The decision to change accountants was recommended by the Examination and Audit Committee of the Board of Directors, and approved by the full Board. The audit reports of KPMG Peat Marwick on the financial statements for the fiscal year ended December 31, 1994 and 1993 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the fiscal years ended December 31, 1994 and 1993, and through the period ended June 26, 1995, there were no disagreements with KPMG Peat Marwick with respect to accounting principles or practices, financial statement disclosure, or audit scope or procedure. During fiscal years ended December 31, 1994 and 1993, and through June 26, 1995, the Company did not consult Arthur Andersen, LLP with respect to accounting principles.

     Representatives of Arthur Andersen, LLP are expected to be present at the annual meeting of the shareholders. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1996. The Board of Directors recommends a vote FOR this proposal, which is Item 3 on the proxy card.

FILING OF S.E.C. REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by S.E.C. regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1995 its executive officers, directors, and greater than 10 percent beneficial owners complied with all applicable section 16(a) filing requirements.

OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

Date: March 8, 1996

                                          By Order of the Board of Directors

                                          DOUGLAS IAN SHAW
                                          Corporate Secretary

                                SUFFOLK BANCORP
                              6 West Second Street
                           Riverhead, New York 11901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the "Company"), will be held at the FOX HILL GOLF & COUNTRY CLUB, Oakleigh Avenue, Baiting Hollow, New York, on Tuesday, April 9, 1996 at 1:00 P.M. for the purpose of considering and voting upon the following matters:

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

/ X / PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. The election of three directors to hold office for a term of three years, such terms to extend until their successors have been duly elected and qualified.
             FOR          WITHHOLD

             / /             / /

Nominees: Bruce Collins, Joseph A. Deerkoski, Edward J. Merz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

-------------------------------------------------------------------------------

2. Amending the Certificate of Incorporation to increase the authorized shares of Common Stock from 7,500,000 to 15,000,000 and authorization of the issuance of 1,000,000 shares of Preferred Stock.

             FOR          AGAINST          ABSTAIN

             / /            / /              / /

3. The Approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1996.

             FOR          AGAINST          ABSTAIN

             / /            / /              / /

4. Any other business which may be properly brought before the meeting or any adjournment thereof.


PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

SIGNATURE_________________________________________ DATE:______________, 1996

SIGNATURE_________________________________________ DATE:______________, 1996
                       (SIGNATURE IF HELD JOINTLY)

NOTE: (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)